   As filed with the Securities and Exchange Commission on January 16, 2001

                                                     REGISTRATION NO. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  ENGAGE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          04-3281378
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                              100 BRICKSTONE SQUARE
                                ANDOVER, MA 01810
               (Address of Principal Executive Offices) (Zip Code)

                           1995 EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                                ANTHONY G. NUZZO
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                  ENGAGE, INC.
                              100 BRICKSTONE SQUARE
                                ANDOVER, MA 01810
                     (Name and Address of Agent for Service)

                                 (978) 684-3884
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                PROPOSED                    PROPOSED
                                                                 MAXIMUM                     MAXIMUM
          TITLE OF                 AMOUNT TO BE              OFFERING PRICE                 AGGREGATE                   AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)              PER SHARE(2)             OFFERING PRICE (2)           REGISTRATION FEE
----------------------------      --------------             ---------------           ------------------           ----------------

Common Stock, $.01 par value        6,000,000                     $1.047                   $6,282,000                  $1,570.50
                                    2,504,186                     $2.751                   $6,889,016                  $1,722.25
                                    ---------                                                                          ---------
                                    8,504,186                                                                          $3,292.75

====================================================================================================================================

(1) The number of shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted or may hereafter be granted under the Engage, Inc. 1995 Equity Incentive Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of outstanding options under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (January 10, 2001) within 5 business days prior to filing this Registration Statement.



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                                EXPLANATORY NOTE


In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Engage, Inc. (the "Registrant") 1995 Equity Incentive Plan (the "Plan"). This Registration Statement on Form S-8 hereby registers 8,504,186 additional shares of Common Stock pursuant to the Plan. This number includes 2,504,186 shares of Common Stock underlying options to purchase shares of Common Stock which were exchanged for options to purchase MediaBridge Technologies, Inc. common stock in connection with the Registrant's acquisition of MediaBridge on September 11, 2000. A Registration Statement on Form S-8 (File No. 333-93151), registering an aggregate of 30,000,000 shares of Common Stock (adjusted for all of the Registrant's common stock dividends) under the Plan was filed with the Securities and Exchange Commission on December 21, 1999.




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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.



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

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, File No. 333-78015.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     1. The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report



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


pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Massachusetts on this 16th day of January, 2001.


                                        ENGAGE, INC.



                                        By /s/ Anthony G. Nuzzo
                                          ------------------------------------
                                          Anthony G. Nuzzo
                                          Chief Executive Officer and President


     We, the undersigned officers and directors of Engage, Inc. hereby severally constitute and appoint Anthony G. Nuzzo and Robert W. Bartlett, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Engage, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                            TITLE                              DATE
---------                                            -----                              ----

/s/ Anthony G. Nuzzo                     Chief Executive Officer and President       January 16, 2001
------------------------------------     (principal executive officer)
Anthony G. Nuzzo


/s/ Robert W. Bartlett, Jr.              Chief Financial Officer                     January 16, 2001
------------------------------------     and Treasurer (principal
Robert W. Bartlett, Jr.                  financial and accounting officer)


/s/ David S. Wetherell                   Director                                    January 16, 2001
------------------------------------
David S. Wetherell


/s/ Edward A. Bennett                    Director                                    January 16, 2001
------------------------------------
Edward A. Bennett




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

SIGNATURE                                            TITLE                              DATE
---------                                            -----                              ----


/s/ Christopher A. Evans                 Director                                    January 16, 2001
------------------------------------
Christopher A. Evans


/s/ Andrew J. Hajducky, III              Director                                    January 16, 2001
------------------------------------
Andrew J. Hajducky, III


/s/ Fredric D. Rosen                     Director                                    January 16, 2001
------------------------------------
Fredric D. Rosen






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


                                  ENGAGE, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

     4.1(1)   Certificate of Incorporation of the Registrant

     4.2(1)   By-Laws of the Registrant

     4.3(1)   Specimen Certificate of Common Stock of the Registrant

     5        Opinion of Hale and Dorr LLP

     23.1 Consent of Hale and Dorr LLP (included in opinion of counsel filed as Exhibit 5)

     23.2     Consent of KPMG LLP

     24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

     99.1(2) 1995 Equity Incentive Plan, as amended and restated through April 28, 2000

-------------------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-78015) and the registrant's Form 10-Q filed with the SEC on June 14, 2000.

(2) Incorporated herein by reference from the Registrant's Definitive Proxy Statement filed with the SEC on April 7, 2000.



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